As filed with the Securities and Exchange Commission on September 2 , 2010
==============================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CUBA BUSINESS DEVELOPMENT GROUP, INC.

(Name of small business issuer in its charter)

NEVADA	8742	27-1088070
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8010 NW Terrace
Miami, FL 33018
Phone: (305) 823-9193

(Address and telephone number of principal executive offices)

Hugo M. Cancio
CEO/President
8010 NW Terrace
Miami, FL 33018
Phone: (305) 823-9193

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:
The O’Neal Law Firm, P.C.
6626 E. Raftriver Street
Mesa, Arizona 85215
(480) 812-5041 (tel)
(888) 353-8842 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.  ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock	999,000 shares	$0.05 per share	$49,950	$3.56

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus
Cuba Business Development Group, Inc.
A Nevada Corporation
999,000 Shares of
Common Stock

This prospectus relates to 999,000 shares of common stock of Cuba Business Development Group, Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for all of the expenses related to this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is _________, 2010.

PROSPECTUS SUMMARY AND RISK FACTORS

The Company

Cuba Business Development Group, Inc. (CBDG, the Company, we, us, our), was incorporated September 21, 2009 in the State of Nevada. The Company is in the development stage. We are in the process of establishing ourselves as a company that will focus its operations on providing concert promotion, consulting, sales representation, and marketing representation to the entertainment industry, public companies and private companies from the United States interested in establishing business contacts in Cuba. Additionally, the Company will broker business contracts between business partners in the United States and Europe and business partners in Cuba in fulfillment of our business plan. We plan to generate revenue from the commission fees we will charge for establishing the business contracts upon acceptance of them by each party.

Our principal executive office is located at 8010 NW Terrace, Miami, FL 33018. Our telephone number is (305) 823-9193.

Management, or affiliates thereof, will not purchase shares in this offering.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 999,000 shares of our common stock. The selling stockholders will sell their shares of our common stock at a maximum of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. Please see the Plan of Distribution section at page 12 of this prospectus for a detailed explanation of how the common shares may be sold.

Number of Shares Outstanding

There were 22,275,297 shares of our common stock issued and outstanding at September 1 , 2010.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Information

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from Inception (September 21, 2009) through November 30, 2009, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled  “Plan of Operation” beginning on page 24 of this prospectus.

	As of November 30, 2009 (Audited)	For the six months ended May 31, 2010 (Unaudited)

Balance Sheet
Current Assets and Other Assets	$23,356	$17,589
Current Liabilities	26,300	46,748
Stockholders’ Deficit	(2,944)	(29,159)

Income Statement
Revenue	$-0-	$170,843
Cost of Goods Sold	-0-	133,157
Total Expenses	17,906	89,650
Net Loss	$(17,906)	$(51,965)

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in CBDG.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Our independent auditors’ report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, De Joya Griffith & Company, LLC, Certified Public Accountants, state in their audit report, dated March 25, 2010 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern. The Company has a net loss for the period from inception (September 21, 2009) to November 30, 2009 of $17,906 and negative cash flows from development stage activities of $10,894.

We have a limited operating history and have maintained losses since inception, which we expect to continue into the near term.

We were incorporated on September 21, 2009 and only just recently commenced operations. We have not realized any substantial revenues to date. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to November 30, 2009 was $(17,906). Our ability to achieve and maintain profitability and positive cash flow beyond the near term is dependent upon:

•	our ability to further develop our customer base for our products in Cuba:
•	our ability to generate a customer base in other countries;
•	our ability to control costs; and
•	our ability to compete with others.

There will be substantial costs and expenses associated with the development and marketing of our products in Cuba for which revenues in that area will be initially limited. Failure to generate revenues initially in Cuba could cause us to go out of business.

If we are unable to obtain the necessary revenues and financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business unless our existing shareholder base provides funding.

Our ability to successfully sell our products to generate operating revenues in other countries depends on our ability to sustain overall profitability and cash flows to implement our business plan. Given that we have no operating history, no present revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we plan to sell equity securities to be able to pay our operating costs. Should this fail, we may go out of business unless our shareholder base or other investors provides us with the needed funding.

At November 30, 2009, we had $13,356 of cash. As of the date hereof, we have $2,100 in cash. Our budgeted operating cash expenditures for the next 12 months through November 2010 are approximately $450,438, and our budgeted cash flow from gross profit is $175,000. Therefore, we presently have budgeted a zero cash position from operations as of November 2010 and a need for additional capital from the sale of securities of approximately $280,438.  Since we have not negotiated any terms with any investors to raise additional capital we cannot estimate any costs associated with the sales of our securities. But we do expect to approach existing investors and past purchasers of our common stock, as such, we do not expect them to charge any fees, since they did not charge any previously.

There is no assurance our Company will ever achieve profitability, which will affect our ability to continue as a Company.

There can be no assurance that the Company’s business will be profitable. The Company may not generate sufficient revenues to provide to its investors and shareholders any return on their investment.

RISK FACTORS - continued

Dependence on Key Personnel, any loss of any of our key personnel will affect business operations.

The Company’s performance is substantially dependent on the performance of its executive officers, directors and shareholders, Hugo Cancio and Ariel Machado and other key employees it may intend to recruit as the Company scales its operations. The Company is dependent on its ability to retain and motivate high quality personnel; especially its management and highly skilled foreign joint venture associates. The Company does not have “key person” life insurance policies on any of its employees. The loss of the services of any of its key employees, particularly the members of the Company’s current management (see “Management”), could have a material adverse effect on the Company’s business, financial condition or operating results.

We may not be able to attract and hire additional competent personnel, which could impair our future expansion.

The Company’s future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense. There can be no assurance the company will be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of the company to do so would have a material adverse effect on the company’s business, financial condition or operating results.  At the current time we have no plans to hire additional employees until such time that the size of our operations warrant the additional expenditures.

We may not be able to compete effectively against our competitors.

There are several U.S. and foreign entities and groups with similar objectives to those of the Company that are either involved or are looking into the Cuban market. The Company expects competition to persist, intensify and increase in the future. The Company’s current and future competitors, both in the United States and Latin America, include: private investors, international consulting firms, investment funds, venture capital companies, financial advisory firms, international accounting firms and merchant banks. Some of these firms have substantially greater resources, greater name recognition, and longer operating histories and better educated and trained management. There can be no assurance that the Company will be able to compete effectively with current or future competitors or that the competitive pressures faced by the Company will not have a material adverse effect on the Company’s business, financial condition or operating results.

There can be no assurance that the Company’s efforts to develop the Cuban market will be successful.

The Company intends to expand its operations into the Cuban market, which will require significant management attention and financial resources. There can be no assurance that the Company’s efforts to develop the Cuban market will be successful. Cuba is subject to a number of risks, including the current U.S. embargo and restrictions on doing business in Cuba, potentially longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions, difficulties in standing and managing foreign operations, the burden of complying with a variety of foreign laws, greater difficulty in accounts receivable collection, potentially adverse tax consequences, currency fluctuations, and potential political economic instability.

There can be no assurances that we will have favorable currency exchanges or pricing.

In the event that the Company is successful in expanding its operation to Cuba, the imposition of exchange or the control of price or other restrictions on foreign currencies could materially effect the Company’s business results and financial conditions.

There are no assurances that there will not be consequences from political, social, and economic changes.

The Company may be exposed to the consequences of political, economic, social and diplomatic changes in Cuba. In recent years Cuba has experienced political and social instability and inflation. Political changes or a deterioration of Cuba’s domestic economy or balance of trade may indirectly affect the company’s ability to operate business in such a country.

No assurance our marketing efforts will be successful, which would negatively affect our business plan success.

Our future success will depend, among other factors, upon whether our services can be contracted for at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our services will gain wide acceptance in our targeted markets or that we will be able to effectively market our services, in which case we may not be able to continue as a going concern.

If our estimates related to expenditures and cashflow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. (See "Plan of Operation") If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

RISK FACTORS - continued

Our Business Model may not be sufficient to achieve success in our intended market

Our survival is dependent upon the market acceptance of our services.  Should these services be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services we can offer to ensure our survival.

Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

Presently, the officers and directors of CBDG allocate approximately 50% of their time to the operation of CBDG’s business.  Since our officers and directors are currently involved part time elsewhere, they may not be able to devote full time availability to work for CBDG.

Should the business develop faster than anticipated, the officers and directors will have to retain other personnel to ensure that it continues as a going concern.

Investors will have little voice regarding the management of CBDG due to the large ownership position held by our existing management and thus it would be difficult for new investors to make changes in our operations or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

Officers and directors directly own 14,533,748 shares of the total of 22,275,297 issued and outstanding shares of CBDG’s common stock, as of April 1, 2010. Thus, our officers and directors are in a position to continue to control CBDG. Of these shares, Mr. Hugo M. Cancio, our CEO, President and Director, owns 13,218,748 shares of our common stock, or 59.34%.  Mr. Ed Steinback, our Treasurer/CFO and Director, owns 1,030,000 shares of our common stock, or 4.62%. Mr. Ariel Machado, our Vice President of Operations and Director, owns 255,000 shares of our common stock, or 1.14%. James A. “Drew” Connolly III, our Director, owns 30,000 shares of our common stock, or 0.13%. Such control may be risky to the investor because the entire Company's operations are dependent on a very few people who could lack ability, or interest in pursuing CBDG operations. In such event, our business may fail and you may lose your entire investment. Moreover, new investors will not be able to effect a change in the Company’s business or management.

Risks Associated with our Common Stock

Difficulty for CBDG stockholders to resell their stock due to a lack of public trading market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that CBDG’s shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTCBB”. Following the date that the registration statement, in which this prospectus is included, becomes effective, we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the FINRA an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTCBB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTCBB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

RISK FACTORS - continued

Risks Associated with our Common Stock - continued

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 100,000,000 shares of common stock, of which 22,275,297 shares are issued and outstanding as of  September 1, 2010.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of CBDG in the future.

Risks Associated with our Business

If we are unable to obtain work permits, visas, passports and/or other necessary documents for artists and performers from Cuba to enter the United States we could experience a loss of revenue.

As part of our business plan, we intend to offer services to obtain work permits, visas, passports and/or other necessary documents for artists and performers from Cuba to enter the United States for purposes of performing here. If we are unable to obtain such necessary documentation for these artists and performers, our business could experience a loss in revenue which will negatively affect our profitability.

We are subject to existing and future regulations governing our dealings with Cuban Nationals and organizations within Cuba.

Our ability to conduct business within Cuba and in the United States with Cuban Nationals and organizations seeking to conduct business in the United States, and our ability to travel between the United States and Cuba for purposes of conducting our business is governed by Title 31 Part 15 of the Federal Code of regulations commonly known as “The Cuban Asset Control Regulations.” These regulations were issued by the U.S. Government on July 8, 1963, under the Trading with the Enemy Act in response to certain hostile actions by the Cuban government. They are still in force today and affect any person subject to U.S. jurisdiction—including all U.S. citizens and permanent residents wherever they are located, all individuals and organizations physically in the United States, and all branches and subsidiaries of U.S. organizations throughout the world—as well as all persons engaging in transactions that involve property in or otherwise subject to the jurisdiction of the United States. The Regulations are administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Criminal penalties for violating the Regulations range up to 10 years in prison, $1,000,000 in corporate fines, and $250,000 in individual fines. Civil penalties up to $65,000 per violation may also be imposed. These regulations could significantly affect our ability to conduct business with Cuban Nationals and organizations both domestic and abroad therefore negatively affecting our ability to generate revenue. Further, should we violate any provisions of these regulations, or any future applicable statutes, rules or regulations, we could be subject to both civil and criminal penalties which could jeopardize our ability to continue as a going concern.

We may be subject to entities not able to do business with us since we will be transacting at some level business with a “U.S. designated State Sponsor of Terrorism,” this could effect our ability to fulfill our business plan.

We will not be dealing with any Cuban companies or government agencies to perform our business. So we are not conducting any business directly with any country on the US Designated State Sponsors of Terrorism list. We are having cultural exchanges of performing artists from Cuba coming to the US in order to promote goodwill and open communications that the two governments have started and will hopefully expand. As such, we feel that the contacts and the events that we have and will be planning will not be a detriment to our shareholders and the security of their investments. Even though, this is the basis of our business plan, we may experience misunderstanding in the marketplace as to the true nature of our business dealing which could effect our shareholders’ share value and marketablility. Presently, all of our revenues are derived from events performed by Cuban Performers, and a portion of our expenses are paid to them for “Per Diem” amounts for living, meals, and transportation expenses while here in the U.S. As such, our revenues may be diminished should a policy shift occur towards cultural exchange visas.

Forward Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” on pages 6 to 9, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Securities and Exchange Commission’s Public Reference

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the “SEC”) at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Offering

This prospectus covers the resale by certain selling stockholders of 999,000 shares of our common stock.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.05 per share is arbitrary and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have a limited operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

 SELLING SECURITY HOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers.

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 999,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

SELLING SECURITY HOLDERS - continued

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of July 15, 2010, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

Name of Selling Stockholder and Position, Office or Material Relationship with CBDG	Common Shares owned by the Selling Stockholder (2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
Dayri Blanco	1,000,000	250,000	750,000	3.36%
Cherrie Cancio (3)	1,000,000	125,000	875,000	3.93%
Christy Cancio (4)	1,000,000	120,000	880,000	3.95%
Alejandro Canton	24,000	24,000	0	0.00%
Felix Danciu	200,000	150,000	50,000	0.02%
Manuel Garcia	20,000	20,000	0	0.00%
Elanys Meitin	4,000	4,000	0	0.00%
Louis Mendez	100,000	100,000	0	0.00%
David & Connie Popper	1,000	1,000	0	0.00%
Edwin Ruh	1,000	1,000	0	0.00%
Anthony & Geraldine Signoretto	1,000	1,000	0	0.00%
Herzfeld Caribbean Basin Fund, Inc. (5)	100,000	100,000	0	0.00%
Daniel York	150,000	100,000	50,000	0.02%
Carlos Alvarez	3,000	3,000	0	0.00%
Total	3,604,000	999,000	2,605,000

(1)  Assumes all of the shares of common stock offered are sold. Based on 22,275,297 common shares issued and outstanding on September 1 , 2010.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(3) Cherrie Cancio is the adult daughter of our CEO, President and Director, Hugo Cancio.

(4) Christy Cancio is the adult daughter of our CEO, President and Director, Hugo Cancio.

(5)  Thomas Herzfeld is the controlling shareholder of Herzfeld Caribbean Basin Fund, Inc.

Except as disclosed above, there are no family relationships between any of the above noted stockholders and our Officers and Directors.

The selling security holders may be deemed to be  “underwriters” when selling their shares.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a)
block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
(c)	an exchange distribution in accordance with the rules of the exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	a combination of any aforementioned methods of sale; and
(g)	any other method permitted pursuant to applicable law, including compliance with SEC’s Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

PLAN OF DISTRIBUTION - continued

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, 4747 N. 7th Street, Suite 170 Phoenix, Arizona 85014. Their phone number is (602) 485-1346 and their fax number is (602) 788-0423.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings or litigation at this time.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock with $0.0001 par value, of which 22,275,297 shares are issued and outstanding as of April 1, 2010.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of CBDG.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of CBDG, holders are entitled to receive, ratably, the net assets of CBDG available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of CBDG’s common stock are issued, the relative interest of then existing stockholders may be diluted.

Preferred Stock

We have no preferred stock authorized or issued.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

CBDG has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in CBDG, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of CBDG.

De Joya Griffith & Company, LLC, Certified Public Accountants, have audited our financial statements for the period from our inception on September 21, 2009 through fiscal year ended November 30, 2009, and presented its audit report dated March 25, 2010 regarding such audit which is included with this prospectus with De Joya Griffith & Company, LLC consent as experts in accounting and auditing.

The O’Neal Law Firm, P.C., whose offices are located at 6626 E. Raftriver Street, Mesa Arizona 85215, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with the consent of the O’Neal Law Firm, P.C.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Hugo M. Cancio 8010 NW Terrace Miami, FL 33018	CEO/President/Director	45	September 21, 2009
Ed Steinback 8010 NW Terrace Miami, FL 33018	Controller/ Director CFO	46	September 21, 2009 January 21, 2010
Ariel Machado 8010 NW Terrace Miami, FL 33018	Vice President of Operations/ Director	38	September 21, 2009
James A. “Drew” Connolly 8010 NW Terrace Miami, FL 33018	Director	53	September 21, 2009

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Mr. Hugo M. Cancio, Age 45, Chief Executive Officer, President and Member of the Board of Directors

Mr. Cancio has been serving as CBDG’s Chief Executive Officer and a member of our Board of Directors since September 21, 2009.  The term of his office is for one year and is renewable on an annual basis. He is a Cuban-born American living in the Miami area for over 25 years, coming to the US during the Mariel Boatlift in 1980. Mr. Cancio has been active in the Miami area in Cuban-American politics and in business activities between the US and Cuba, spreading Cuban culture across the world through his various initiatives. Since 2004 to the present, Mr. Cancio has been Chairman and CEO of Fuego Enterprises, Inc., a US corporation, that is quoted on the Pink Sheets, that focuses on the media and entertainment industry with the production and distribution of film, tv and music. Earlier in his career, Mr. Cancio promoted Cuban entertainment in the US, helped negotiate Cuban-American public political affairs, and owned a travel agency in the US that promoted travel to Cuba. Mr. Cancio attended Miami-Dade Community College where he studied Business Administration.

Mr. Cancio is currently devoting approximately 20 hours a week of his time to CBDG, and is planning to continue to do so during the next 12 months of operation. Mr. Cancio brings to our Company a valuable bank of knowledge and experience to our management team from his previous experience in the Latin music industry as a promoter, producer, and manager.

Mr. Cancio is not currently an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission. Mr. Cancio is currently the CEO, President and Director of Fuego Enterprises, Inc., a company that is currently quoted on the Pink Sheets and was formerly a reporting company that previously filed annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Ed Steinback, Age 46, Treasurer, Chief Financial Officer and Member of the Board of Directors

  Mr. Steinback has been serving as CBDG’s Treasurer, CFO since January 21, 2010 and a member of the Board of Directors since September 21, 2009. The term of his office is for one year and is renewable thereafter on an annual basis. He has over twenty-five years experience in accounting and business management, and the last five years involved with public companies. He studied at California Polytechnic University in Agricultural Business, with an international business minor. After College, he worked with various agricultural companies as controller, and then settled in the Hospitality industry where he spent the next fifteen years working with various management companies as controller and accounting manager, at both the hotel property level and corporate. Since 1997, he has worked full time in his own practice, Steinback and Asssociates, of helping small to medium size public companies with their accounting departments, acting as their controller or chief financial officer.

Mr. Steinback is currently devoting approximately 20 hours per week of his time to CBDG, and is planning to continue to do so throughout the term of his employment. Mr. Steinback brings a expanded knowledge of accounting, finance, internal controls, and business management to our team. With these skills we will be better able to fulfill our SEC reporting obligations and maintain our accounting and corporate records.

Mr. Steinback is not currently an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Ariel Machado, Age 38, Vice President of Operations and Member of the Board of Directors

Mr. Ariel Machado has been serving as CBDG’s Vice President of Operations and a member of its Board of Directors since October 9, 2009. The term of his office is for one year and is renewable thereafter on an annual basis.  He has been consulting, in his own sole proprietorship, in media and entertainment management in both Havana, Cuba and Las Vegas, NV since 1999. Previously, he was a leading marketing manager and business consultant in Cuba working with such brands as BMW and PEUGEOT. He has an engineering degree from the Centro Universitario Jose Antonio Echeverria in Havana, Cuba and an MBA from the University of Havana in Havana, Cuba.

Mr. Machado is currently devoting approximately 20 hours per week of his time to CBDG, and is planning to continue to do so throughout the term of his employment. Mr. Machado brings a complement of abilities and work experience to our team, to assist Mr. Cancio, and handle our daily operations, because of his past work experiences in the entertainment industry he has the knowledge to assist us in streamlining and keeping our operations in control.

Mr. Machado is not currently an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

James A. “Drew” Connolly III, Age 53, Member of the Board of Directors

Mr. James A. “Drew” Connolly III is a non-executive member of the Company’s Board of Directors since October 9, 2009. The term of his office is for one year and is renewable thereafter on an annual basis. He brings a 30 year professional career focused on emerging company development and finance. His prior positions and achievements range from a Congressional staffer during the Clean Air & Clean Water Legislative Acts in the mid-1970s which laid the foundation for modern environmental activity to a successful 20 year span on Wall Street advising clients in small and micro cap companies. He was instrumental in arranging financing and has consulted on numerous mergers and acquisition transactions of both public and private companies. Mr. Connolly also hosted the nationally syndicated “Street Signals” radio program focusing on small business investing while acting as Corporate Development Director for Investrend Communications, a premier small cap investment research firm. Mr. Connolly was a cofounder of the CEO Council, a national small public company advocacy association and was their Executive Director; the CEO Council’s impact on the landmark Sarbanes- Oxley reforms was acknowledged by multiple Congressional testimony appearances as well as an invitation to be a member on the SEC Advisory Committee on Smaller Public Companies. This Advisory Committee, after multiple public hearings and a nationwide year long consultative process, delivered to the SEC Commissioners a blueprint for small public company finance and governance that was widely acclaimed and instrumental in effecting regulatory reform impacting the capital markets that was consistent with both capital formation and investor protection. Currently Mr. Connolly is President of IBA Capital Funding and is a partner in Meridian Venture Partners, a global investment and strategic advisory group focused on Asia.  From Sept 1973 through June of 1974 Mr. Connolly was on the staff of Congressman Ogden R. Reid of New York. His employment on “Wall Street” spanned a 20 year period with firms ranging from EF Hutton to Westminster Securities. Mr. Connolly maintained Securities licenses as a registered representative (7 & 63) through most of this period 1978-1998. FINRA CRD # 1006120. Recently Mr. Connolly’s firm IBA Capital Funding has been in existence for 12 years, and he currently consults to a number of clients as well as currently from May 2009 is the Executive Vice President of Meridian Investment & Finance S.A., an Alexandria, VA based firm engaged in international business. www.meridianglobalfunding.com.

We feel that Mr. Connolly’s broad range of regulatory, finance, and business consulting experiences are beneficial to our company in his capacity as a director and advisor to our senior staff.

Mr. Connolly is not currently an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Committees of the Board

We do not have an audit or compensation committee at this time. Our future plans do include having an audit and a compensation committee as soon as we have established our operations and have a stable operating Company.

Family Relationships

There are no family relationships between any director or executive officer.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Involvement in Certain Legal Proceedings

Except as disclosed below, our directors, executive officers and control persons have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Our President, Hugo M. Cancio, has been named as an additional defendant in his capacity of President of an affiliated company as described further below:

The Beatles

On January 10, 2008 Fuego and Jeffrey Collins (Echo Vista, Inc.) through Echo-Fuego Music Group, LLC announced plans to sell the eight “lost” Beatles’ club recordings. Apple Corps Limited, representing the Beatles, filed a $ 15million lawsuit against the above named parties. Apple was seeking to have Fuego remove any information about the planned release from Fuego’s website, and was requiring Fuego to cease any use of the trademark “The Beatles”, and stops its plan to release the recording. Mr. Hugo Cancio was named in the lawsuit.

On April 4, 2008, Apple Corps Limited and Fuego struck an injunction agreement approved by a Miami U.S. District Judge that requires Fuego to halt plans to release the eight song recordings. On May 16, 2008, Fuego Entertainment filed a motion to dismiss the lawsuit brought by Apple Corps Limited and Apple Records, Inc. as a matter of law.  In the motion to dismiss Fuego Entertainment asserted that as a matter of law Fuego has the right to commercially exploit the 15 “Lost” 1962 Beatles recordings.

On October 15, 2008 Fuego Entertainment entered into a private settlement agreement with Apple Corps Limited and Apple Records, Inc. (representing The Beatles) which resolved the lawsuit against Fuego Entertainment and others to the parties' mutual satisfaction.  Fuego has agreed not to release, distribute, sell or otherwise exploit any recordings containing The Beatles performances from the Star Club in Hamburg, Germany in 1962.

Lawsuit Judgment

On April 1, 2009, Fuego Entertainment challenged the legal fees incurred as the result of formulating its legal defense against Apple Corp. Hugo Cancio was named in a lawsuit brought by the attorneys that represented us in the above referenced suit from Apple Corps Limited. The judgment was for amounts owed to them for their work on the settled case above, for $92,740, plus attorney fees of $1,194 and costs of $471 for a total of $94,405. Fuego Enterprises and Mr. Cancio entered into a settlement agreement with the judgment holder for $30,000 as payment in full satisfaction of the judgment, as of July 13, 2010 this balance has been paid in full and the a satisfaction of the judgment has been filed.

Conflict of Interest

None of our officers or directors are subject to a conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of CBDG owning 5% or more of the common stock and shares owned by CBDG’s directors and officers as of July 15, 2010.

COMMON STOCK

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Common	Hugo M. Cancio President, CEO, Director 8010 NW Terrace Miami, FL 33018	13,218,748 (2)	59.34%
Common	Ed Steinback Treasurer, CFO, Director 8010 NW Terrace Miami, FL 33018	1,030,000 (4)	4.62%
Common	Ariel Machado V.P. of Operations, Director 8010 NW Terrace Miami, FL 33018	255,000 (4)	1.14%
Common	James A. “Drew” Connolly III Director 8010 NW Terrace Miami, FL 33018	30,000 (4)	0.13%
Common	Directors and officers and 5% Shareholders as a group(1)	14,533,748	65.23%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - continued

COMMON STOCK - continued

1.	Represents beneficial ownership
2.	Hugo Cancio is the direct owner of 11,843,748 shares of our common stock and principal shareholder of Ciocan Entertainment, Inc. which owns 1,375,000 shares of our common stock Indirect ownership.
3.	Based on the total of 22,275,297 outstanding common shares as of the date hereof
4.	Direct ownership of shares.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITY LIABILITIES

The Nevada General Corporation Law requires CBDG to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article IX of CBDG’s bylaws, CBDG is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, CBDG has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

See “Certain Relationships and Related Transactions”  below.

DESCRIPTION OF BUSINESS

Business Development

CBDG was incorporated on September 21, 2009 in the State of Nevada as a wholly-owned subsidiary of Fuego Enterprises, Inc., a publicly held Nevada corporation quoted on the Pink Sheets under the symbol “FUGI.PK (“FEI”). FEI is currently in the process of updating its financial disclosures on the Pink Sheets, and have already joined their News and Disclosure service to facilitate this.  As of this filing we have been upgraded to a limited symbol from a “stop” symbol. FEI is currently completing the last two documents required to bring the company one more level up to a full disclosure company.

CBDG has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, CBDG has not made any significant purchase or sale of assets.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change.

DESCRIPTION OF BUSINESS - continued

Business Development - continued

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

CBDG is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither CBDG nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

CBDG was formed for two purposes, one to establish a company to take advantage of marketing and distribution opportunities in the newly developing market of Cuba that currently are, and may become, legally available to U.S. – based corporations under the guidelines of the Trade Sanctions Reforms and Export Enhancement Act (TSRA) of 2000, or until such time all restrictions are lifted. Secondly, to establish a separate entity to be the marketing and sales representative for the world-wide marketing and sales of Fuego’s entertainment concerts, performances, and special events. Fuego did not have any entity providing these services previously. CBDG will also sponsor and promote some of its own events independent from Fuego.

Overview of the Company

Cuba Business Development Group, Inc. plans to provide the following services:

●	Marketing and promotion consulting;
●	Marketing and promotion of live concert events

Because of the regulatory uncertainty related to doing business within Cuba and with Cuban organizations, we currently have no timeline to implement these activities. These plans are substantially dependent on the services that we will be able to provide within the legal guidelines of the Trade Sanctions Reforms and Export Enhancement Act (TSRA) of 2000, and based upon our available resources.

The Company’s philosophy is grounded in the belief that businesses can make a significant and positive contribution to people, society and the environment. To help bring this philosophy to life, CBDG is focused on the Cuban market to drive positive business opportunities that are highly impactful to Cuban nationals while driving forward positive change in Cuba.

By providing leadership and experience in international business between Cuba and the world, CBDG’s management team is positioned to bridge the needs of a communist country with access to the free-markets and capitalist structure of the United States. It is management’s belief that the trade embargo between Cuba and the US will soon be lifted and CBDG will be positioned as a first-mover to provide those services to Cuba that match the open financial culture of the US.

History of the Company

CBDG was incorporated on September 21, 2009 in the State of Nevada as a wholly-owned subsidiary of Fuego Enterprises, Inc., a Nevada corporation with a quotation on the Pink Sheets under the symbol “FUGI.PK (“FEI”).

Leadership Drives Results

CBDG’s performance will be the result of it cultivating its management’s relationships with clients and business associates, including:

➢
Stage One: Advisory Services. The Company leverages its management’s previous consulting experience in  marketing, and promotional roles. By assessing and structuring its programs to the client’s needs at an early stage, each assignment will be better positioned for success by laying that foundation properly from start.

➢
Stage Two: Market Design. Management believes that because of our previous work experiences, we will be positioned to offer and provide marketing, advertising and promotional consulting and design services to its client’s to complete their marketing programs . Our experience with the promotion of our entertainment concerts and events will provide us with a track record demonstrating our abilities to guide and assist our clients in their marketing success.

➢
Stage Three: Maximizing Shareholder Value. Execution is the fundamental key to success. The Company will actively monitor its client’s operations to ensure that any advice it provides is adhered to. While each suggestion will be ultimately the client’s final decision to make, each objective will be designed to reach higher and higher milestones and drive successful business activities and in the process, increase shareholder value to its clients and partners.

DESCRIPTION OF BUSINESS - continued

Business of Issuer - continued

Successful Business Model

CBDG’s business model is based on seven points of focus:

➢	Providing the right advice at the right time;

➢	Helping navigate regulatory issues;

➢	Offering knowledge and access to advertising markets;

➢	Incubating and accelerating business growth , through expanding their sales ;

➢	Structuring advanced corporate promotional techniques for international trade; and,

➢	Permanent access to Company management for transactional support.

Both, Mr. Hugo M. Cancio and Mr. Ariel Machado have managed various business relationships serving both Cuba and the US. Their track record, reputation, and management experience is key to the Company’s success in providing consulting services to businesses that are currently doing business in Cuba or considering doing business in Cuba.

Both Mr. Cancio and Mr. Machado have extensive previous work experiences and connections within the Cuban-American Communities, and in Cuba itself. Since both of them were born and raised in Cuba, and legally immigrated to the US, it gives our Company a special insight into cultural aspects and traditions of Cuba’s citizens in order to design a truly effective advertising campaign that speaks to them. Their work experience here in the US gives us an advantage of having management who understand US business practices and can effectively communicate and work in partnership with US business partners. Mr. Cancio’s previous work experience  producing Cuban entertainers performing in the US, and consulting with companies currently licensed to sell products in Cuba in the travel and sales of food, uniquely positions our Company to take advantage of potential opportunities that may exist now or in the future.

Business Model

Professionalizing US-Cuban Business Relations

International trade is a complex undertaking for any business; managing a business with communist ties in a globally capitalist environment is an even more complex undertaking. To become successful, certain managerial techniques based on previous success need to be made readily aware. CBDG provides such knowledge.

Management and Marketing Consulting

Management and marketing consulting is a service-oriented product of the Company that serves as the backbone for our business plan. In this capacity, CBDG will provide custom advice from its high-level management team that is specifically tailored to its clients, regardless of industry or operating stage (startup to mature).

Advertising, promotion, and management of our entertainment events.

Our initial plan is to start with the marketing and promotion of Fuego Enterprises Concert tours and entertainment events, and also produce some of the events ourselves. On December 30, 2009 we started this program with five concerts we co-promoted with Fuego Enterprises, Inc. which ran through January 7, 2010. We agreed to a 50% split of the net profit with our affiliated company, after all concert related expenses. The concerts ran smoothly and were a perfect test run of our services and our management team. We will also co-produced another set of concerts with Fuego Enterprises in June 2010, and are in the process of scheduling dates now for August through November 2010. The underlying agreements with Fuego Enterprises will not be negotiated at “arm’s length” since we have overlapping Chief Executive Officers, but they will contain standard industry revenue splits and terms.

Our Strategic Marketing Consulting includes the following services:

-	Analysis of marketing and promotion model
-	Market analysis of event audience
-	Competition analysis of competing events
-	Design of advertising materials
-	Press relations and releases
-	Performing artist relations

With our management team’s, knowledge of the Latin music industry, we are uniquely positioned to assist our clients in these areas.

DESCRIPTION OF BUSINESS - continued

Business of Issuer - continued

If a client’s company is in the early-stage of its operations, CBDG will provide quick-start assistance by helping to incubate and accelerate its launch. The Company will provide the resources, contacts, relationships and value-add that will advance each client to a later stage of its business lifecycle.

Dependence on One or a Few Major Customers

We do anticipate for the near future or at least the next twelve months to be dependent on one or a few major customers. Currently we are dependent on only one customer, Fuego Enterprises, and are currently in the preliminary stages of negotiations with a few others.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

We do not intend to obtain any additional trademarks or patents. CBDG has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Existing or Probable Government Regulations

Our ability to conduct business within Cuba and in the United States with Cuban Nationals and organizations seeking to conduct business in the United States is governed by Title 31 Part 15 of the Federal Code of regulations commonly known as the Cuban Asset Control Regulations. These regulations were issued by the U.S. Government on July 8, 1963, under the Trading with the Enemy Act in response to certain hostile actions by the Cuban government. They are still in force today and affect any person subject to U.S. jurisdiction—including all U.S. citizens and permanent residents wherever they are located, all individuals and organizations physically in the United States, and all branches and subsidiaries of U.S. organizations throughout the world—as well as all persons engaging in transactions that involve property in or otherwise subject to the jurisdiction of the United States. The Regulations are administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Criminal penalties for violating the Regulations range up to 10 years in prison, $1,000,000 in corporate fines, and $250,000 in individual fines. Civil penalties up to $65,000 per violation may also be imposed.

Research and Development Activities and Costs

CBDG has not incurred any costs to date and has no plans to undertake any research and development activities during the first year of operation.

Compliance With Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

CBDG does not own any property, real or otherwise. We rent executive office facilities in Miami, Florida. This is a shared office facility with an affiliated Company, Fuego Enterprises, Inc., which offers office space for $500 monthly. This office space is located in the home of our President and we consider the amount the fair market value of the space we rent.  We may cancel upon 30 days written notice. This location will serve as our primary office for planning and implementing of our plan in the United States. We will continue to use this space for our executive offices for the foreseeable future.

Employees

Mr. Hugo M. Cancio, Mr. Ed Steinbeck and Mr. Ariel Machado, our officers and directors, are our only employees and are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

There is no intention of hiring other employees until the business has been successfully launched and we have sufficient, sustained revenues flowing to CBDG from our operations or have raised sufficient equity capital. Our officers and directors will do whatever work is required until our business is to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization.

DESCRIPTION OF BUSINESS - continued

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

INCORPORATION OF CERTAIN INFORMATION BY REFERNCE

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

PLAN OF OPERATION

During the first stages of our growth, our officers and directors will provide all the labor required to execute our business plan, and since we intend to operate with very limited administrative support, they will continue to be responsible for all the labor required for at least the first year of operations.  Management plans to hire additional employees or outsource labor as required as the Company grows during its operations. Due to limited financial resources, each of the management team will dedicate approximately half a week’s time in order to carry out its operations.

We are a development stage enterprise with limited operations. We have had limited revenues, financial backing and assets.  Our plan of operations over the next 12 months is to determine, analyze and promote the present opportunities available for business development in and with Cuba until the trade embargo is lifted or softened with the United States. We believe our presence and unique background and strategy will save companies time and expense by helping them develop and undertake a targeted approach to doing business in Cuba  under the guidelines of the Trade Sanctions Reforms and Export Enhancement Act (TSRA) of 2000, or until such time as some or all restrictions are lifted. Our strategic consulting consortium  can assist companies in  creating and implementing comprehensive procedures to approach business transactions with Cuba or Cuban nationals in a legally compliant manner.

For the near term we plan to:

●	File on form S-1 our registration statement to become effective within 3 months of the date filed.
●	Define the initial market for Cuban businesses until the trade embargo with it is curtailed or eliminated.
●	Drafting of necessary documentation for presentation to relevant enterprises and government agencies.
●	Develop our contacts with individuals and organizations in the entertainment field as a primary business source based on our 20 year background in that industry.
●	Pursue with Cuba, its present business contacts beyond its borders, so that we may further understand and aid in the development of such businesses.
●	Raise suitable financing through one or more private placements of our common stock.
●	Joint venture or manage potential partners for identified projects.
●	Assist US companies with obtaining licenses for exporting to Cuba under the guidelines of the TSRA of 2000.

Our business objectives are:

Our initial plan is to start with the marketing and promotion of Fuego Enterprises Concert tours and entertainment events, and also produce some of the events ourselves. On December 30, 2009 we started this program with five concerts we co-promoted with Fuego Enterprises, Inc. which ran through January 7, 2010. We agreed to a 50% split of the net profit with our affiliated company, after all concert related expenses. The concerts ran smoothly and were a perfect test run of our services and our management team. We will also co-produced another set of concerts with Fuego Enterprises in June 2010, and are in the process of scheduling dates now for August through November 2010. The underlying agreements with Fuego Enterprises will not be negotiated at “arm’s length” since we have overlapping Chief Executive Officers, but they will contain standard industry revenue splits and terms.

Our Strategic Marketing Consulting includes the following services:

●	Analysis of marketing and promotion model
●	Market analysis of event audience
●	Competition analysis of competing events
●	Design of advertising materials
●	Press relations and releases
●	Performing artist relations

With our management team’s, knowledge of the Latin music industry, we are uniquely positioned to assist our clients in these areas.

PLAN OF OPERATION - continued

ACTIVITIES TO DATE

After our formation in September, 2009 we developed our business plan and objectives as stated above. After November 30, 2009, we identified and participated directly in the presentation of Cuban entertainers in a US tour for which we earned our first revenues.

We are currently helping clients that are involved in the entertainment business, market to promote Cuban artists on tour in the United States under the cultural exchange act. We identify popular Cuban acts and artists, up- coming new acts and artists for companies and organizations that are currently involved in producing cultural events in the United States. We have contacts with singers, music groups, painters, dance companies, writers, actors, film directors, and intellectuals.  Utilizing our knowledge and relationships developed over the years, we have been able to help clients do business in this field, get ahead of its competitors, meet with Cuban business counterparts, and establish contacts with companies already doing business in Cuba.

Results of Operations

Net Income Losses

For the period from inception (September 21, 2009) until November 30, 2009, the Company incurred net losses of $17,906, and For the period from inception (September 21, 2009) until May 31, 2010, the Company incurred net losses of $69,871. Net losses for the three months ended May 31, 2010, were $47,895 as compared to net losses of -0- for the three months ended May 31, 2009. Net losses for the six months ended May 31, 2010, were $51,965 as compared to net losses of $-0- for the six months ended May 31, 2009. The transition to net losses over the comparative periods can be attributed to the fact that the Company was not in operation in the comparable periods. It is also attributable to the realization of expenses relating to the development of our business plan. We have not generated any substantial revenues since inception, but we have generated $170,843 for the six months ended May 31, 2010, in conjunction to our business plan.

We will likely continue to incur losses through the end of the fiscal year 2010.  Due to the nature of the Company’s ramp up of business activities in connection with our business plan and we cannot determine whether we will ever generate revenues from operations.

Development Stage Activities

Development stage activities for the period from inception (September 21, 2009) until November 30, 2009, were $17,906. Expenses for the period from inception (September 21, 2009) until November 30, 2009, were $17,906. These expenses are primarily due to consulting, professional and rent expenses. Other expenses include accounting costs, stock transfer fees, and company set up fees. Consulting fees – related party for the period from inception (September 21, 2009) until November 30, 2009, were $6,938. We expect expenses to increase in future periods with our heavy focus on developing our business plan.

Development stage activities for the six months ended May 31, 2010, were $51,965 as compared to $-0- for the six months ended May 31, 2009. Cost of goods sold for the six months ended May 31, 2010, were $133,157 as compared to $-0- for the six months ended May 31, 2009. Consulting fees – related party for the six months ended May 31, 2010, were $35,000 as compared to $-0- for the six months ended May 31, 2009.   Expenses for the six months ended May 31, 2010, were $89,650 as compared to $-0- for the six months ended May 31, 2009. During the six months ended May 31, 2010 revenues were $170,843 compared to $-0- for the six months ended May 31, 2009. These revenues were due to the first set of concerts that we produced from December 30, 2009 through Janury 10, 2010. These expenses are primarily due to consulting, professional, advertising, and cost of goods sold. Other expenses include accounting costs, rent expense, and costs associated with the preparation of disclosure documentation. We expect expenses and revenues to increase in future periods with our heavy focus on pursuing our business plan.

Income Tax Expense (Benefit)

The Company has a prospective income tax benefit resulting from net operating loss carry forwards that will offset any future operating profit.

Impact of Inflation

The Company believes that inflation has not had a material affect on operations for the period from inception (November 16, 2006) to May 31, 2010.

Milestones

The following is a chronological itemization of the milestones we hope to achieve over the next 12 months. We are currently in the first month of these milestones noted below.

July 2010 – October 2010

Complete our Registration Statement on Form S-1 and raise suitable financing through one or more private placements of our common stock to enable us to reach a positive cash flow position during our planned operations.

Identify the businesses we should pursue through Cuban contacts until the trade embargo restrictions with Cuba are curtailed or eliminated.

Commence filing periodic financial statements as a reporting company pursuant to the effectiveness of our registration statement.

August and September 2010, we will be co-promoting the national tour of the “Conjunto Folklorico Nacional de Cuba,” this is a traditional dance troupe that combines Cuban historical music with traditional and modern dance movements.

October 2010, we will also working on a national tour of one of the founders of Cuban Music’s “Nueva Trova” movement, which is a blend of classical guitar, Cuban rhythms, acoustic sounds, and jazz.

PLAN OF OPERATION - continued

Milestones - continued

November 2010 – March 2011

November 2010, we will be working on a national tour of a traditional Flamenco Dance troupe.

April 2011 – June 2011.

Seek additional concert and tour possibilities for the Company to promote and engage in client development activities to expand our client base.

Liquidity and Cash Resources

We have raised $12,750 from the sale of stock through a private placement to 6 non-affiliated investors for the period from inception through November 30, 2009. We have incurred expenses since inception totaling $17,906 during the same period for our incorporation and operating expenses. Our budgeted operating cash expenditures for the next 12 months through March 2011 are approximately $450,438 and our budgeted cash flow from gross profit is $170,000. These numbers have been based on our tour dates that we are currently working on for August through December 2010. Therefore, we presently have budgeted a zero cash position from operations as of March 2010 and a need for additional capital from the sale of securities of approximately $280,000, of which $25,000 has been sold under a stock subscription for 100,000 shares, which is reflected in our financials as of November 30, 2009.

How long we are able to satisfy its cash requirements depends on how quickly we can generate revenue and how much revenue can be generated. We must generate at least $450,000 in gross profit from March 1, 2010 to March 31, 2011, in order to fund all operating cash expenditures under our present business plan. Gross profit is defined as gross sales net of the direct product costs.

If we fail to generate sufficient cash flows from sales and/or gross profit based on our forecast of expenditures, we will need to raise sufficient capital to continue in existence.  If necessary we will do this through additional private placements of our common stock, or through available debt financing. We cannot guarantee that additional funding will be available on favorable terms, if at all. If we cannot secure additional financing from outside sources or our existing shareholder base, we may not be able to meet our milestones, and may need to discontinue operations. Since we have not negotiated any terms with any investors to raise additional capital we cannot estimate any costs associated with the sales of our securities at this time. But we do expect to approach existing investors and past purchasers of our common stock, as such; we do not expect them to charge any fees, since they did not charge any previously. Any further shortfall will affect our ability to expand or even continue our operations. We cannot guarantee that additional funding will be available on favorable terms, if at all.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.

DESCRIPTION OF PROPERTY

CBDG does not own any property, real or otherwise. We rent executive office facilities in Miami, Florida. This is a shared office facility with an affiliated Company, Fuego Enterprises, Inc., which offers office space for $500 monthly. This office space is located in the home of our President, who is also an officer and Director of Fuego Enterprises, Inc. We may cancel upon 30 days written notice. This location will serve as our primary office for planning and implementing of our plan in the United States. We will continue to use this space for our executive offices for the foreseeable future.

We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, CBDG has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of CBDG or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Since we did not have a bank account, initially, we were advanced funds for our overhead and operating expenses by our President since our inception, September 21, 2009. During the period ended November 30, 2009, our President provided advances for various incurred general and administration fees of $11,500. We also accrued $5,750 for consulting fees and $1,150 for rent of our office space for the same officer. We also agreed to pay our President $2,500 per month for providing his services, and also $500 rent for our office space in his home. No accruals to our President have been paid since he took office on September 21, 2009.  As of November 30, 2009, we owed our President $6,900 in accounts payable – related party, and $11,500 in shareholder advances.

On September 21, 2009, we issued 7,000,000 shares of our common stock to our CEO, President and Director, Hugo M. Cancio, for services rendered in connection with the formation and organization of the Company for an aggregate value of $700.00, or $0.0001 per share.

On September 21, 2009, we issued 200,000 shares of our common stock to our Vice President of Operations, Ariel Machado for services rendered in connection with our formation and organization at an approximate aggregate value of  $20.00, or $.0001 per share.

On September 21, 2009, we entered into agreements with two directors for their services as board members of the Company. The agreements were effective for a calendar year, and they will hold office until their successor is elected and qualified. We also granted each Director 30,000 restricted shares of our common stock, and agreed to reimburse them for reasonable pre-approved expenses related to the performance of their board duties. We also agreed to pay them $500 per in person meeting they attended and $100 per board conference call.

On September 21, 2009, we entered into two agreements with our Chief Financial Officer (CFO) and a Controller. The agreement with our CFO was for a one year period and was for $1,000 per month for the first five months and $2,000 per month thereafter. The CFO resigned on January 21, 2010, terminating his agreement effective as of that date, and declining all additional amounts owed to him. We also agreed to pay our Controller $1,500 per month from the date of inception, September 21, 2009, for a period of one year, and then to automatically renew on a monthly basis after that until terminated by either party. We also agreed to grant our Controller 1,030,000 shares of our common stock. On January 21, 2010, we amended our existing agreement with our controller to change his title to Chief Financial Officer when the previous CFO resigned.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for our stock, and we have not applied to have CBDG’s common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules governing low-price stocks that may affect our  stockholders' ability to resell shares of our common stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the FINRA's OTCBB.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - continued

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  CBDG’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 73 shareholders of record of CBDG common stock. We are registering 999,000 shares of our common stock held by 14 non-affiliated investors under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. This does not include the 13,941,656 shares of common stock held by our Officers and Directors.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of CBDG to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; CBDG would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty to resell CBDG stock, as the Company has no expectations to pay cash dividends in the near future

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from our inception on September 21, 2009 through our first fiscal year ending November 30, 2009 and for the six months ended May 31, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Hugo M. Cancio CEO, President	2009 2010	$5,750 15,000	0 0	$700 0	0 0	0 0	0 0	0 0	$6,450 15,000
Ivan Braverman (k) CFO, Treasurer	2009 2010	$1,000 0	0 0	$0 0	0 0	0 0	0 0	0 0	$1,000 0
Ed Steinback (l) Controller CFO, Treasurer	2009 2010	$3,450 9,000	0 0	$100 0	0 0	0 0	0 0	0 0	$3,550 9,000
Ariel Machado VP of Operations	2009 2010	$3,450 9,000	0 0	$20 0	0 0	0 0	0 0	0 0	$3,470 9,000

(a)	Name and Position held by the individual

(b)	Fiscal year covered

(c)	Salary accrued or paid to the executive officer

(d)	Bonuses Paid to executive officer

(e)	Stock awards granted to the executive officer valued in accordance with FASB ASC topic 718

(f)	Option awards granted to the executive officer

(g)	Incentive compensation paid the executive officer

(h)	Deferred Compensation paid to the executive officer

(i)	Other compensation paid to the executive officer

(j)	Total compensation paid to the executive officer for the fiscal year

(k)	Mr. Braverman resigned as CFO on January 21, 2010

(l)	Mr Steinback earned $3,550 in his capacity as Controller, and $9,000 in his capacity as our CFO.

All of the amounts indicated under column “C’ (Salary) are amounts accrued per consulting agreements with our management team. The stock awards reported in Column “E” (Stock Awards) are for initial founder shares granted for services rendered in the formation of the Company. Mr Braverman served as our CFO from September 21, 2009 through January 21, 2010, when he resigned and forgave all amounts owed to him as of that date. Mr Steinback served as a Director and our Controller from September 21, 2009 through January 21, 2010, and the amounts reported to him in 2009 are attributable to his fees for that position. On January 21, 2010, he was appointed CFO, replacing Mr. Braverman, and the fees recorded in 2010 are attributable for him in that role.

EXECUTIVE COMPENSATION - continued

The following table sets forth the compensation paid by us from our inception on September 21, 2009 through our first fiscal year ending November 30, 2009, and for the six months ended May 31, 2010 for each of our directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, of paid or named executive officers.

DIRECTOR COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	Or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Hugo M. Cancio	0	$0	0	0	0	0	$0
Ed Steinback	0	$3	0	0	0	0	$3
Ariel Machado	0	$3	0	0	0	0	$3
James A. “Drew” Connolly III	0	$3	0	0	0	0	$3

All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

Currently, we have no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

Currently, we do not have any long-term incentive plans.

Directors Compensation

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of CBDG other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with DeJoya & Griffith & Company, LLC on accounting and financial disclosure matters.

FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

TABLE OF CONTENTS

Part I	Financial Information	Page

Item 1.	Financial Statements:

	Report of Independent Registered Public Accounting Firm	F-2

	Balance Sheet for the November 30, 2009	F-3

Statement of Operations for the period of
	September 21, 2009 (inception) through November 30, 2009	F-4

Statement of Stockholders' (Deficit) for the period from
	September 21, 2009 (inception) through November 30, 2009	F-5

Statement of Cash Flows for the period of
	September 21, 2009 (inception) through November 30, 2009	F-6

	Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Cuba Business Development Group, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Cuba Business Development Group, Inc. (A Development Stage Company) as of November 30, 2009 and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception (September 21, 2009) through November 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cuba Business Development Group, Inc. (A Development Stage Company) as of November 30, 2009 and the results of its operations and cash flows from inception (September 21, 2009) through November 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has suffered losses from operations and the Company has an accumulated deficit of ($17,906), all of which raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

Henderson, Nevada

March 25, 2010

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEET

November 30,
2009

ASSETS

CURRENT ASSETS
Cash	$13,356
Prepaid expenses	10,000

TOTAL CURRENT ASSETS	23,356

Total Assets	$23,356

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Accounts payable - related party	$14,800
Shareholder advances	11,500

TOTAL CURRENT LIABILITIES - Accounts Payable	26,300

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)

Common stock, par value $.0001, 100,000,000
shares authorized, 22,272,297 issued and outstanding	2,227
Paid in capital	37,735
Subscription receivable	(25,000)
(Deficit) accumulated during the development stage	(17,906)

Total Stockholders' (Deficit)	(2,944)

Total Liabilities and Stockholders' (Deficit)	$23,356

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF OPERATIONS

From
Inception
(September 21, 2009)
to
November 30, 2009

REVENUES	$-

EXPENSES

General and administrative - related party	17,012
General and administrative	894

Total expenses	17,906

NET (LOSS)	$(17,906)

NET (LOSS) PER SHARE - BASIC	*

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	21,966,454

* less than $(.01) per share

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' DEFICIT

					(Deficit)
					Accumulated
					During the
	Common Stock		Paid-in	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total
Balances, at inception	-	$-	$-	$-	$-	$-

Shares issued to founders at par $0.001 per share	10,381,297	1,038	-	-	-	1,038

Shares issued to founders at par, $0.001 per share	10,000,000	1,000	-	-	-	1,000

Shares issued for various services and fees at par, $0.0001 per share	650,000	65	-	-	-	65

Shares issued to Director at par, $0.0001	30,000	3	-	-	-	3

Shares issued to Director at par, $0.0001	30,000	3	-	-	-	3

Shares issued to Director and for services at par, $0.0001	1,030,000	103	-	-	-	103

Shares issued for cash at $0.25 per share	51,000	5	12,745	-	-	12,750

Shares issued for cash at $0.25 per share	100,000	10	24,990	(25,000)	-	-

Net (loss) for the period					(17,906)	(17,906)
Balances, November 30, 2009	22,272,297	$2,227	$37,735	$(25,000)	$(17,906)	$(2,944)

The accompanying notes are an integral part of these financial statements

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF CASH FLOWS

From
Inception
(September 21, 2009)
to
November 30, 2009

OPERATING ACTIVITIES
Net (loss)	$(17,906)
Adjustments to reconcile net income (loss) to net cash used by operating activities
Stock issued for services	2,212
Changes in operating assets and liabilities
Accounts payable - Related party	14,800
Prepaid expenses	(10,000)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(10,894)

FINANCING ACTIVITIES
Proceeds from sale of common stock	12,750
Proceeds from shareholder loan payable	11,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	24,250

NET INCREASE (DECREASE) IN CASH	13,356

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$13,356

SUPPLEMENTAL SCHEDULE OF CASH PAYMENTS

Interest Paid	$-
Taxes Paid	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

Note 1 – BUSINESS

Cuba Business Development Group, Inc., (“CBDG”, “the Company”, “we”, “our”, “us” or “its”), which was formed on September 21, 2009, as a Nevada corporation.

CBDG was formed for two purposes, one to establish a company to take advantage of marketing and distribution opportunities in the newly developing market of Cuba that currently are, and may become, legally available to U.S. – based corporations under the guidelines of the Trade Sanctions Reforms and Export Enhancement Act (TSRA) of 2000, or until such time all restrictions are lifted. Secondly, to establish a separate entity to be the marketing and sales representative for the world-wide marketing and sales of Fuego’s entertainment concerts, performances, and special events. Fuego did not have any entity providing these services previously. CBDG will also sponsor and promote some of its own events independent from Fuego

The Company is in the development stage as defined under FASB ASC 915-10, "Development Stage Entities". Since inception it has had no operations. We are in the process of establishing ourselves as a company that will focus its operations on providing sales and marketing representation to the entertainment industry, public companies and private companies from the United States interested in establishing business contacts in Cuba. We plan to generate revenue from the commission fees we will charge for establishing the business contracts upon acceptance of them by each party. The Company’s year-end is November 30.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

We consider all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Stock-Based Compensation

The Company adopted FASB ASC 718-10 and valued our employee stock based awards based on the grant-date fair value estimated in accordance with the provisions of FASB ASC 718-10.  The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached in FASB ASC 505-10.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.  There is no market for the Company’s common stock as November 30, 2009.   Shares of common stock issued to the founders of the Company, and consultants, see Note 6 for additional discussions, were issued at par value since such shares were issued at the date of the Company’s formation with minimal consideration received for the shares issued and lack of share issuance history.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Earnings (loss) Per Common Share

The Company computes net loss per share in accordance with FASB ASC 260-10,"Earnings per Share". FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Fair Value of Financial Instruments

FASB ASC 480-10, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments consist of cash at fair market value.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued FASB ASC 860-10, “Transfers and Servicing”. FASB ASC 860-10 amends the criteria for a transfer of a financial asset to be accounted for as a sale, redefines a participating interest for transfers of portions of financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. FASB ASC 860-10 is effective for the Company beginning in 2010. Should the Company’s accounts receivable securitization programs not qualify for sale treatment under the revised rules, future securitization transactions entered into would be classified as debt and the related cash flows would be reflected as a financing activity. The Company is currently assessing the impact of the standard on its securitization programs.

In August 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2009-05, “Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value”. The guidance provided in this update is effective for the first reporting period beginning after issuance. The adoption of this statement has had no material effect on the Company’s financial condition or results of operations.

In September 2009, the Financial Accounting Standards Board (FASB) issued ASU 2009-12, “Fair Value Measurements and Disclosures” (Topic 820): Investments in Certain Entities That Calculate Net Asset Value Per Share (or Its Equivalent). This update provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update are effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The adoption of this update will have no material effect on the Company’s financial condition or results of operations.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recently Issued Accounting Pronouncements - continued

In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-01, “Equity (Topic 505-10): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force)”.  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. This standard is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-02, “Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary”.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss for the period from inception (September 21, 2009) to November 30, 2009 of $17,906 and negative cash flows from development stage activities of $10,894. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional debt and/or equity financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might result from this uncertainty.

Note 4 – RELATED PARTY TRANSACTIONS

Since we did not have a bank account, initially, we were advanced funds for our overhead and operating expenses by our President since our inception, September 21, 2009. During the period ended November 30, 2009, our President provided advances for the prepayment of legal service fees of $10,000 and various incurred general and administration fees of $1,500. We also accrued $5,750 for consulting fees and $1,150 for rent of our office space for the same officer. We also agreed to pay our President $2,500 per month for providing his services, and also $500 rent for our office space in his home. No accruals to our President have been paid since he took office on September 21, 2009.  As of November 30, 2009, we owed our President $6,900 in accounts payable – related party, and $11,500 in shareholder advances.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

Note 4 – RELATED PARTY TRANSACTIONS - continued

On September 21, 2009, we entered into agreements with two directors for their services as board members of the Company. The agreements were effective for a calendar year, and they will hold office until their successor is elected and qualified. We also granted each Director 30,000 restricted shares of our common stock (see Note 5- Stockholders’ Deficit), and agreed to reimburse them for reasonable pre-approved expenses related to the performance of their board duties. We also agreed to pay them $500 per in person meeting they attended and $100 per board conference call.

On September 21, 2009, we entered into two agreements with our Chief Financial Officer (CFO) and a Controller. The agreement with our CFO was for a one year period and was for $1,000 per month for the first five months and $2,000 per month thereafter. The CFO resigned on January 21, 2010, terminating his agreement effective as of that date, and declining all additional amounts owed to him. We also agreed to pay our Controller $1,500 per month from the date of inception, September 21, 2009, for a period of one year, and then to automatically renew on a monthly basis after that until terminated by either party. We also agreed to grant our Controller 1,030,000 shares of our common stock. (See Note 5- Stockholders’ Deficit). On January 21, 2010, we amended our existing agreement with our controller to change his title to Chief Financial Officer when the previous CFO resigned.

As of November 30, 2009, our accounts payable – related party was $14,800. This balance included, $6,900 owed to our President for services and rent, $4,450 owed to our CFO, and $3,450 owed to our Vice President.

Note 5 – PREPAID EXPENSES

Included in prepaid expenses as of November 30, 2009, was a prepayment to our SEC attorney for the preparation of a S1 Registration statement in the amount of $10,000.

Note 6 – STOCKHOLDERS' DEFICIT

Private Placement of Common Stock

We completed a private placement of 151,000 shares of our restricted common stock for $0.25 per share on November 4, 2009. The gross proceeds received as of November 30, 2009 were $12,750, and have a subscription receivable of $25,000.  There were no associated placement costs with this transaction.

Common Stock

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a $0.0001 par value per share. As of the period ended of November 30, 2009, we have issued 22,272,297 shares of our restricted common stock.

On September 21, 2009, the Company issued:

-	10,381,297 common shares at $0.0001 per share were issued to the shareholders of FUEGO, as founder shares.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

Note 6 – STOCKHOLDERS' DEFICIT - continued

Common Stock - continued

-	10,000,000 common shares at $0.0001 per share to its founders for services rendered in the formation of the company, and is reflected in consulting expense of $ 1,000; and

-	650,000 common shares at par ($0.0001) per share to various consultants and advisors in the formation of the company and deemed as founder shares for a total consulting expense of $65; and

-	1,090,000 common shares at par ($0.0001) per share to three of our Directors, and our Controller for the services rendered in the formation of the company for a total consulting expense of $ 109; and

On October 10, 2009, the Company issued:

-	51,000 shares of our common stock at $0.25 per share in connection with the above referenced private placement; and

On October 21, 2009, the Company issued:

-
100,000 shares of our common stock at $0.25 per share in connection with the above referenced private placement. The monies have not yet been received and thus have been recorded as subscriptions receivable of $25,000.

NOTE 7 – INCOME TAXES

The net operating loss carryforward and deferred start up costs are the components of deferred tax assets for income tax purposes as of November 30, 2009, of approximately $16,318 which was reduced to zero after considering the valuation allowance of $16,318, since there is no assurance of future taxable income.

The net operating loss carryforward as of November 30, 2009 expires as follows:

Expiring Year	Amount
2029	5,000

Total	$5,000

These loss carryovers could be limited under the Internal Revenue Code should a significant change in ownership occur.

The following is an analysis of deferred tax assets as of November 30, 2009:

	Deferred	Valuation
	Tax Assets	Allowance	Balance

Deferred tax assets at September 21, 2009	$-0-	$ (-0-)	$-0-

Additions for the year	2,448	(2,448)	-0-

Deferred tax assets at November 30, 2009	$2,448	$(2,448)	$-0-

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
From inception (September 21, 2009) through November 30, 2009

NOTE 7 – INCOME TAXES - continued

The following is reconciliation from the expected statutory federal income tax rate to the Company’s actual income tax rate for the years ended November 30:

2009

Expected income tax (benefit) at
Federal statutory tax rate -15%	$(2,686)
Permanent differences	238
Valuation allowance	2,448

Income tax expense	$-0-

Since no income tax returns have been filed as of November 30, 2009, all unfiled years are subject to examination by taxing authorities. We currently have no uncertainty of the tax positions that we have taken and believe that we can defend them to any tax jurisdiction.

Note 8– COMMITMENTS AND CONTINGENCIES

Income Tax Returns

No income tax returns have been filed since inception, nor is there any income tax liability associated with such returns.

Note 9– SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification (ASC) topic 855-10 “Subsequent Events”, the Company has evaluated subsequent events through March 25, 2010, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.

On January 2, 2010, we sold to an unrelated individual under a subscription agreement 3,000 shares of our common stock for cash at the price of $0.25 per share of stock.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

TABLE OF CONTENTS

Part I	Financial Information	Page

Item 1.	Financial Statements:

Condensed Balance Sheets
	May 31, 2010 (Unaudited) and November 30, 2009	F-14

Unaudited Condensed Statements of Operations
for the three and six months ended May 31, 2010 and 2009, and cumulative amounts
	from development stage activities September 21, 2009 (Inception) through May 31, 2010	F-15

Statements of Stockholders' equity for the period from inception on
	September 21, 2009 through May 31, 2010	F-16

Unaudited Condensed Statements of Cash Flows
for the six months ended May 31, 2010 and 2009, and cumulative amounts
	from development stage activities September 21, 2009 (Inception) through May 31, 2010	F-17

	Condensed Notes to Financial Statements (Unaudited)	F-18

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED BALANCE SHEETS

	May 31,	November 30,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$-	$13,356
Accounts receivable	17,589	-
Prepaid expenses	-	10,000

TOTAL CURRENT ASSETS	17,589	23,356

Total Assets	$17,589	$23,356

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Accounts payable	$50	$-
Accounts payable - related party	43,450	14,800
Shareholder advances	3,248	11,500

TOTAL CURRENT LIABILITIES - Accounts Payable	46,748	26,300

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)

Common stock, par value $.0001, 100,000,000
shares authorized, 22,272,297 issued and outstanding	2,228	2,227
Paid in capital	38,484	37,735
Subscription receivable	-	(25,000)
(Deficit) accumulated during the development stage	(69,871)	(17,906)

Total Stockholders' (Deficit)	(29,159)	(2,944)

Total Liabilities and Stockholders' (Deficit)	$17,589	$23,356

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

					From
					Inception
	For the three months ended		For the six months ended		(September 21, 2009)
	May 31,		May 31,		to
	2010	2009	2010	2009	May 31, 2010

REVENUES	(0)	$-	$170,843	$-	$170,843

COST OF GOOD SOLD	(0)	-	133,157	-	133,157

GROSS PROFIT	(0)	-	37,686	-	37,686

EXPENSES

Cost of goods sold
Consulting, Accounting and Audit fees	18,884	-	28,884	-	37,808
Consulting Fees - related party	27,500	-	35,000	-	41,938
Rent expense	1,500	-	3,000	-	4,150
General and administrative	12	-	22,767	-	23,661

Total expenses	47,895	-	89,650	-	107,556

NET (LOSS)	$(47,895)	$-	$(51,965)	$-	$(69,871)

NET (LOSS) PER SHARE - BASIC	*	*	*	*	*

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	22,275,297	-	22,274,786	-

* less than $(.01) per share

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENT OF STOCKHOLDERS' DEFICIT

					(Deficit)
					Accumulated
					During the
	Common Stock		Paid-in	Subscription	Development
	Shares	Amount	Capital	Receivable	Stage	Total
Balances, at inception	-	$-	$-	$-	$-	$-

Shares issued to founders at par $0.001 per share	10,381,297	1,038	-	-	-	1,038

Shares issued to founders at par, $0.001 per share	10,000,000	1,000	-	-	-	1,000

Shares issued for various services and fees at par, $0.0001 per share	650,000	65	-	-	-	65

Shares issued to Director at par, $0.0001	30,000	3	-	-	-	3

Shares issued to Director at par, $0.0001	30,000	3	-	-	-	3

Shares issued to Director and for services at par, $0.0001	1,030,000	103	-	-	-	103

Shares issued for cash at $0.25 per share	51,000	5	12,745	-	-	12,750

Shares issued for cash at $0.25 per share	100,000	10	24,990	(25,000)	-	-

Net (loss) for the period					(17,906)	(17,906)
Balances, November 30, 2009	22,272,297	2,227	37,735	(25,000)	(17,906)	(2,944)

(unaudited)
Subscribed shares paid by cash	-	-	-	25,000	-	25,000

Shares issued for cash at $0.25 per share	3,000	0	750	-	-	750

Net (loss) for the period					(51,965)	(51,965)
Balances, May 31, 2010 (unaudited)	22,275,297	$2,228	$38,485	$-	$(69,871)	$(29,158)

The accompanying notes are an integral part of these financial statements

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

			From
			Inception
	For the six months ended		(September 21, 2009)
	May 31,		to
	2010	2009	May 31, 2010

OPERATING ACTIVITIES
Net (loss)	$(51,965)	$-	$(69,871)
Adjustments to reconcile net income (loss) to net cash used by operating activities
Stock issued for services	-	-	2,212
Changes in operating assets and liabilities
Accounts payable	50	-	50
Accounts payable - Related party	28,650	-	43,450
Prepaid expenses	10,000	-	-
Accounts Receivable	(17,589)	-	(17,589)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(30,853)	-	(41,747)

FINANCING ACTIVITIES
Proceeds from sale of common stock	25,750	-	38,500
Proceeds from shareholder loan payable	(8,252)	-	3,248

NET CASH PROVIDED BY FINANCING ACTIVITIES	17,498	-	41,748

NET INCREASE (DECREASE) IN CASH	(13,356)	-	0

CASH, BEGINNING OF PERIOD	13,356	-	-

CASH, END OF PERIOD	$-	$-	$0

SUPPLEMENTAL SCHEDULE OF CASH PAYMENTS

Interest Paid	$-	$-	$-
Taxes Paid	$-	$-	$-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
For the six months ended May 31, 2010

NOTE 1 - BASIS OF PRESENTATION

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of Cuba Business Development Group, Inc. (the Company), contains all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at May 31, 2010, the results of operations for the three and six months ended May 31, 2010 and from inception (September 21, 2009) through May 31, 2010, and cash flows for the six months ended May 31, 2010 and from inception (September 21, 2009) through May 31, 2010.  The balance sheet as of November 30, 2009 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto included in the Company’s Annual Report for the fiscal year ended November 30, 2009 on Form S1, as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

The results of operations for the six months ended May 31, 2010 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending November 30, 2010.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

We consider all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are provided for using the liability method of accounting. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Accounts Receivable

Accounts receivable are recorded based on the below accounting policy for revenue recognition. The Company provides an allowance for doubtful collections that is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are due 30 days after the issuance of invoices. Receivables past due more than 120 days are considered delinquent, and we do not charge a financing fee on past due balances. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
For the six months ended May 31, 2010

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Prepaid Expenses

The majority of the Company’s prepaid expenses relate to event expenses including show advances and deposits and other costs directly related to future music events. For advances that are expected to be recouped over a period of more than 12 months, the long-term portion of the advance is classified as other long-term assets. These prepaid costs are charged to operations upon completion of the related events.

Revenue Recognition

Revenue from the promotion and production of an event is recognized after the performance occurs upon settlement of the event. Revenue collected in advance of the event is recorded as deferred revenue until the event occurs.

Fees for other services, such as consulting provided to third parties, are recognized as revenues when the services are performed and there is reasonable assurance of collection.

Cash received in advance of meeting the revenue recognition criteria described above is recorded as deferred revenue.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses are included in general and administrative expense in the accompanying statement of operations.

Costs of Goods Sold

Costs of goods sold include promoter fees, show related marketing and advertising expenses, show related equipment rental, ticketing expenses, show related travel, and show related security fees along with other costs.

Stock-Based Compensation

The Company adopted FASB ASC 718-10 and valued our employee stock based awards based on the grant-date fair value estimated in accordance with the provisions of FASB ASC 718-10.  The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached in FASB ASC 505-10.  Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable.  The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.  There is no market for the Company’s common stock as November 30, 2009.  Shares of common stock issued to the founders of the Company, and consultants, were issued at par value since such shares were issued at the date of the Company’s formation with minimal consideration received for the shares issued and lack of share issuance history.

Earnings (loss) Per Common Share

The Company computes net loss per share in accordance with FASB ASC 260-10,"Earnings per Share". FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
For the six months ended May 31, 2010

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Fair Value of Financial Instruments

FASB ASC 480-10, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments consist of cash at fair market value.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

Recently Issued Accounting Pronouncements

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standard Updated (ASC) 2010-13 related to Stock Compensation, Topic 718. ASC 2010-13 addresses the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades.  Awards of equity share options granted to an employee of an entity's foreign operation that provide a fixed exercise price denominated in (1) the foreign operation's functional currency or (2) the currency in which the employee's pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles (GAAP) do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition. Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation's functional currency or the currency in which the employee's pay is denominated.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted.   The Company does not expect that the adoption of this update will have a material effect on its financial statements.

Note 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a net loss for the six months ended May 31, 2010 of $51,965 and negative cash flows from development stage activities of $30,853. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional debt and/or equity financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might result from this uncertainty.

CUBA BUSINESS DEVELOPMENT GROUP, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
For the six months ended May 31, 2010

Note 4 – RELATED PARTY TRANSACTIONS

Since we did not have a bank account, initially, we were advanced funds for our overhead and operating expenses by our President since our inception, September 21, 2009. During the period ended May 31, 2010, our President provided advances for the payment of consulting fees of $162 and was repaid $8,414 on previous advances. We also accrued $15,000 for consulting fees and $3,000 for rent of our office space for the same officer. No accruals to our President have been paid since he took office on September 21, 2009.  As of May 31, 2010, and November 30, 2009, we owed our President $24,900 and $6,900, respectively in accounts payable – related party, and $3,248 and $11,500, respectively in shareholder advances.

As of May 31, 2010, and November 30, 2009 our accounts payable – related party was $43,450 and $14,800, respectively. This balance included, $24,900 and $6,900, respectively, owed to our President for services and rent, $6,250 and $4,450, respectively, owed to our CFO, and $12,300 and $3,450, respectively, owed to our Vice President.

As of May 31, 2010, we also had an other receivable for $17,589 due from an affiliated Company. This amount is from ticket sales that were processed through their merchant account for our benefit. From the proceeds of $116,993 the Company paid expenses owed by us for expenses associated with our live events of $61,718, and paid themselves our agreed upon 50% net profit split of $37,686.

Note 5 – STOCKHOLDERS' DEFICIT

Private Placement of Common Stock

We completed an additional private placement of 3,000 shares of our restricted common stock for $0.25 per share on January 2, 2010. The gross proceeds received as of January 2, 2010 were $750, and there were no associated placement costs with this transaction. We also received payment on a subscription receivable of $25,000.

Common Stock

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a $0.0001 par value per share. As of the period ended of May 31, 2010, we have issued 22,275,297 shares of our restricted common stock.

On January 2, 2010, the Company issued:

-	3,000 shares of our common stock at $0.25 per share in connection with the above referenced private placement.

Note 6 – COMMITMENTS AND CONTINGENCIES

Income Tax Returns

No income tax returns have been filed since inception, nor is there any income tax liability associated with such returns.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days from the effective date of this Registration Statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law. Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themselves in good faith and that such person:

-	reasonably believed that their conduct was in or not opposed to our company’s best interests; or
-	with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such persons have conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company’s best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to our company.

The determination to indemnify any such person must be made:
-	by our stockholders;
-	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
-	by independent legal counsel in a written opinion; or
-	by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	10,000
Transfer Agent Fees	1,500
SEC Registration	3.56
Other and Miscellaneous (1)	1,500
Edgarizing and Filing Fees (1)	700
Total	$37,703.56

(1) Estimates

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years. All of these shares were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions. All recipients were  “accredited investors” and had adequate access, through their relationships with us or otherwise, to information about us. The issuances of the securities described below were affected without the involvement of underwriters.

On  September 21, 2009, we issued 10,381,297 shares of our restricted common stock to our parent company Fuego Enterprises, Inc., a Nevada corporation, in connection with our formation at an approximate aggregate value of $1,038, or $0.0001 per share.

On , September 21, 2009, we issued 7,000,000 shares of our common stock to our CEO, President and Director, Hugo M. Cancio for consulting services rendered in the organization and formation of our company, at an aggregate value of $700.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 1,030,000 shares of our common stock to our CFO, Treasurer and Director, Ed Steinback for accounting services rendered in the organization and formation of our company, at an aggregate value of $103, or approximately $0.0001 per share.

On September 21, 2009, we issued 230,000 shares of our common stock to our Vice President of Operations, Ariel Machado for business consulting services rendered in the organization and formation of our company, at an aggregate value of $23.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 30,000 shares of our common stock to our Director, James A. “Drew” Connolly for business consulting services rendered in the organization and formation of our company, at an aggregate value of $3.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 200,000 shares of our common stock to Felix Danciu for business consulting services rendered in the organization and formation of our company, at an aggregate value of $20.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 1,000,000 shares of our common stock to Christy Cancio for business consulting services rendered in the organization and formation of our company, at an aggregate value of $100.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 1,000,000 shares of our common stock to Dayri Blanco for business consulting services rendered in the organization and formation of our company, at an aggregate value of $100.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 1,000,000 shares of our common stock to Cherie Cancio for business consulting services rendered in the organization and formation of our company, at an aggregate value of $100.00, or approximately $0.0001 per share.

On September 21, 2009, we issued 150,000 shares of our common stock to Daniel York for investor relations consulting services rendered in the organization and formation of our company, at an aggregate value of $15.00, or approximately $0.0001 per share.

RECENT SALES OF UNREGISTERED SECURITIES - continued

On September 21, 2009, we issued 100,000 shares of our common stock to Lou Mendez for accounting services rendered in the organization and formation of our company, at an aggregate value of $10.00, or approximately $0.0001 per share.

On November 30, 2009, we completed a private placement of a total of 151,000 shares of our restricted common stock for $0.25 per share to seven (7) individual investors. The gross proceeds received as of November 30, 2009 were $12,750, and we have a subscription receivable of $25,000.

On  January 2, 2010, we issued $3,000 shares of our restricted common stock for an aggregate price of  $750, or $0.25 per share, to an individual investor.

With respect to the above transactions, we relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act").

Name of Stockholder	Number of Shares Subscribed	Aggregate Sale Price	Price per Share	Date of Sale
Fuego Enterprises, Inc.	10,381,297	$1,038	$.0001	9/21/2009
Hugo Cancio	7,000,000	$700	$.0001	9/21/2009
Ed Steinback	1,030,000	$103	$.0001	9/21/2009
Ariel Machado	230,000	$23	$.0001	9/21/2009
James A. “Drew” Connolly III	30,000	$3	$.0001	9/21/2009
Felix Danciu	200,000	$20	$.0001	9/21/2009
Christy Cancio	1,000,000	$100	$.0001	9/21/2009
Dayri Blanco	1,000,000	$100	$.0001	9/21/2009
Cherie Cancio	1,000,000	$100	$.0001	9/21/2009
Daniel York	150,000	$10	$.0001	9/21/2009
Lou Mendez	100,000	$10	$.0001	9/21/2009
Manuel Garcia	20,000	$5,000	$.25	11/30/2009
Alejandro Canton	24,000	$6,000	$.25	11/30/2009
The Hertzfeld Carribean Basin Fund, Inc.	100,000	$25,000	$.25	11/30/2009
Elanys Meitin	4,000	$1,000	$.25	11/30/2009
David Popper	1,000	$250	$.25	11/30/2009
Edwin R	1,000	$250	$.25	11/30/2009
Anthony and Geraldine Signoretto	1,000	$250	$.25	11/30/2009
Carlos Alvarez	3,000	$750	$.25	01/02/10
Total	22,275,297	$40,707

EXHIBITS

Number	Description
3.1	Articles of Incorporation (2)
3.2	Bylaws (1)
5.1	Consent and Opinion re: Legality
10.1	Consulting Agreement (1)
10.2	Subscription Agreement (2)
10.3	Agreement with Fuego Enterprises, Inc. (2)
23.1	Consent of Independent Accountant

(1) Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 8, 2010.
(2) Incorporated herein by reference to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 26, 2010.

UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any additional or changed material information with respect to the plan of distribution.

 (2)           That, for the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on September 2 , 2010.

CUBA BUSINESS DEVELOPMENT GROUP, INC.

/s/ Hugo M. Cancio
Hugo M. Cancio
President, Principal Executive Officer

/s/ Ed Steinback
Ed Steinback
Treasurer, Principal Financial Officer and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Hugo M. Cancio	September 2 , 2010
Hugo M. Cancio
Director , President and
Principal Executive Officer

/s/ Ed Steinback	September 2 , 2010
Ed Steinback
Director , Treasurer,
Principal Financial Officer and
Principal Accounting Officer

/s/ Ariel Machado	September 2 , 2010
Ariel Machado
Director

/s/ James A. Connolly III	September 2 , 2010
James A. Connolly
Director